EXHIBIT 3.12

FIRST AMENDMENT

TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CNL INCOME NORTHSTAR, LLC

APRIL 5, 2011

FIRST AMENDMENT

TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CNL INCOME NORTHSTAR, LLC

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (“First Amendment”) of CNL INCOME NORTHSTAR, LLC, a Delaware limited liability company (the “Company”), is made effective as of April 5, 2011 by CNL INCOME SKI II, LLC, a Delaware limited liability company, as the sole equity member (the “Member”), Charles A. Muller, Tammie A. Quinlan and Joseph T. Johnson, as Managers, and Bernard J. Angelo and Tony Wong, as Independent Managers.

RECITALS

WHEREAS, the Company was heretofore formed as a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time, by the filing of a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware on August 29, 2006. The operation of the Company is governed by that certain Amended and Restated Limited Liability Company Agreement dated as of March 21, 2007 (the “Amended and Restated Limited Liability Company Agreement”); and

WHEREAS, the parties desire to confirm that the Amended and Restated Limited Liability Company Agreement is in full force and effect and to amend certain terms and provisions of the Amended and Restated Limited Liability Company Agreement, as specifically provided in this First Amendment only.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Amendments.

1.1 Section 3 of the Amended and Restated Limited Liability Company Agreement is hereby amended in its entirety to read as follows:

“Section 3. Registered Office and Registered Agent. The address of the registered office of the Company in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, County of Kent, Delaware 19904. The name of the registered agent of the Company for service of process on the Company at such address is National Registered Agents, Inc.”

1.2 Section 9(c)(F) of the Amended and Restated Limited Liability Company Agreement is hereby amended in its entirety to read as follows:

“(F) commingle its funds or assets with the funds or assets of any other Person, except as may be contemplated by the Loan Documents or by written consent of Lender;”

1.3 The parenthetical in Section 9(c)(G) of the Amended and Restated Limited Liability Company Agreement is hereby amended in its entirety to read as follows:

“…(including guaranteeing any obligation, except as set forth in Section 9(c)(K) below)…”

1.4 Section 9(c)(I) of the Amended and Restated Limited Liability Company Agreement is hereby amended to add the following language to the beginning of such Section 9(c)(I):

“(I) other than the Note Offering Documents (as defined herein), and…”

1.5 Section 9(c)(K) of the Amended and Restated Limited Liability Company Agreement is hereby amended to add the following proviso to the end of such Section 9(c)(K):

“provided, however, that, for so long as any obligation or liability shall remain outstanding under any Note Offering Document, the Company shall be permitted, on a joint and several basis with certain of its Affiliates (the Company and each such Affiliate, collectively, the “Guarantors”), to guarantee the Issuer’s (as defined herein) obligations under the Notes, the Exchange Notes and the Indenture (as each such term is defined herein) in accordance with, and subject to, the terms and provisions of the Notes, the Exchange Notes, the Indenture and any other applicable Note Offering Documents;”

1.6 Section 9(c)(T) of the Amended and Restated Limited Liability Company Agreement is hereby amended to add the following language to the end of such Section 9(c)(T):

“…and by the Note Offering Documents;”

1.7 The following definitions are hereby added to Schedule A (Definitions) of the Amended and Restated Limited Liability Company Agreement in the applicable alphabetical order:

“Exchange Notes” means those certain 7.25% Senior Notes due 2019 of the Issuer, identical in all material respects to the Notes, including the guarantees endorsed thereon, except for references to series and restrictive legends.

“Guarantees” means the Note Guarantees executed by the Guarantors pursuant to the Indenture.

“Indenture” means that certain Indenture among the Issuer, the Guarantors and the Trustee, dated as of the date of this First Amendment, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Initial Purchasers” means Jefferies & Company, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Fifth Third Securities, Inc., BB&T Capital Markets and Morgan Keegan & Company, Inc.

“Issuer” means CNL Lifestyle Properties, Inc., a Maryland corporation.

“Note Offering Document(s)” means, individually or collectively as the context requires, the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Guarantees, the Notes and the Exchange Notes, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Notes” means those certain $400,000,000 aggregate principal amount of 7.25% Senior Notes due 2019 issued by the Issuer pursuant to the Indenture.

“Purchase Agreement” means that certain Purchase Agreement among the Issuer, the Guarantors and the Representatives, dated as of March 31, 2011, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Registration Rights Agreement” means that certain Registration Rights Agreement among the Issuer, the Guarantors and the Initial Purchasers, dated as of the date of this First Amendment, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Representatives” means Jefferies & Company, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Trustee” means Wilmington Trust, FSB, or any successor trustee appointed pursuant to, and in accordance with, the terms and the provisions of the Indenture.”

2. Conflicting Terms. In the event of any conflict between the terms and provisions of this First Amendment and any terms and provisions of the Amended and Restated Limited Liability Company Agreement, the terms and provisions of this First Amendment shall control.

3. Binding Effect. This First Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

4. Execution in Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

5. Governing Law. This First Amendment shall be governed by and construed in accordance with the domestic laws of the State of Delaware, excluding any conflicts of laws rule or principle that might refer the governance or construction of this First Amendment to the law of another jurisdiction.

6. No Further Amendments. Except as herein specifically amended by this First Amendment, all other terms and conditions of the Amended and Restated Limited Liability Company Agreement will remain in full force and effect.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this First Amendment to Amended and Restated Limited Liability Company Agreement of CNL INCOME NORTHSTAR, LLC as of the day and year first above written.

SOLE MEMBER:		CNL INCOME SKI II, LLC,
a Delaware limited liability company

	By:	/S/ JOSEPH T. JOHNSON
Name: Joseph T. Johnson
Title: Senior Vice President

MANAGERS:		/S/ CHARLES A. MULLER
Charles A. Muller

/S/ TAMMIE A. QUINLAN
Tammie A. Quinlan

/S/ JOSEPH T. JOHNSON
Joseph T. Johnson

INDEPENDENT MANAGERS:		/S/ BERNARD J. ANGELO
Bernard J. Angelo

/S/ TONY WONG
Tony Wong

[Signature Page to First Amendment to Amended and Restated Limited Liability Company

Agreement of CNL Income Northstar, LLC]